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51

52

SEI INVESTMENTS COMPANY

NOTICE OF ANNUAL MEETING

of Shareholders to be held June 3, 2020



SEI New ways. New answers.®

Who We Are

SEI is a leading provider of technology-driven wealth and investment management solutions. For more than 50 years, we have been an outsourcer and an innovator, delivering platform-based solutions and financial technologies—across front, middle and back offices—to help our clients achieve lasting success.

Notice of Annual Meeting of Shareholders

Notice of Annual Meeting of Shareholders to be held June 3, 2020

The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania corporation, will be held at 9:00 a.m., local time, on Wednesday, June 3, 2020, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes:

1. To elect two directors for a term expiring at our 2023 Annual Meeting of Shareholders;
2. To approve on an advisory basis the compensation of our named executive officers;
3. To ratify the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2020;
4. To approve the SEI Investments Company Employee Stock Purchase Plan, as amended and restated; and
5. To transact such other business as may properly come before our 2020 Annual Meeting of Shareholders or any adjournments thereof.

Only shareholders of record at the close of business on March 27, 2020 will be entitled to receive notice of, and to vote at, our 2020 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Directors,

William M. Doran, Secretary
April 23, 2020

Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. Most shareholders also have a choice of voting over the Internet or by telephone. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

Request Electronic Delivery of Annual Meeting Documents.

Shareholders may elect to receive future distribution of proxy documents and annual reports by electronic access. To take advantage of this cost-saving service, please see page 44 of the attached Proxy Statement for further information.

SEI Investments Company Oaks, PA 19456-1100

Table of Contents

3
Proxy Statement
- 2020 Annual Meeting of Shareholders
- Voting at the Meeting
- How to Vote

(PROPOSAL NO. 1)
5
Election of Directors
- Required Vote and Board Recommendation
- Directors continuing in office with terms expiring in 2021:
- Directors continuing in office with terms expiring in 2022:

10
Corporate Governance
- Governance Principles and Structures
- Board and Committee Meetings
- Nominating Process
- Shareholder Communications to our Board
- Risk Oversight by the Board
- Other Governance Principles
- Environmental, Social and Governance

18
Ownership of Shares

20
Compensation Discussion & Analysis

29
Executive Compensation

34
Audit Committee Report

(PROPOSAL NO. 2)
35
Advisory Vote on Executive Compensation
- Required Vote and Board Recommendation

(PROPOSAL NO. 3)
36
Ratification of Appointment of Independent Registered Public Accountants
- Principal Accounting Fees and Services
- Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants
- Required Vote and Board Recommendation

(PROPOSAL NO. 4)
38
Approval of the SEI Investments Company Employee Stock Purchase Plan as Amended and Restated
- Overview
- Provisions
- Required Vote and Board Recommendation

44
Other Matters
- Cost Savings Initiatives
- Solicitation of Proxies
- Proposals of Shareholders
- Additional Information

Proxy Statement

2020 Annual Meeting of Shareholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SEI Investments Company ("SEI," "the Company," "we," or "our") of proxies for use at our 2020 Annual Meeting of Shareholders to be held on June 3, 2020, and at any adjournments thereof (our "2020 Annual Meeting"). Action will be taken at our 2020 Annual Meeting to elect two directors with a term expiring at our 2023 Annual Meeting of Shareholders; to approve on an advisory basis the compensation of our named executive officers; to ratify the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2020; to approve the SEI Investments Company Employee Stock Purchase Plan, as amended and restated; and to consider such other business as may properly come before our 2020 Annual Meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card and our Annual Report for 2019 will be sent to our shareholders on or about April 23, 2020.

In light of the coronavirus (COVID-19) pandemic, and continuing concerns regarding public health relating to travel and in person gatherings, we may elect to hold the 2020 Annual Meeting as a virtual meeting using means of remote communication. Should we do so, we will announce as such by issuing a press release, which will provide details on how to access the meeting. The press release will also be posted on our website and filed with the SEC as additional proxy materials. If you are planning to participate in the 2020 Annual Meeting, please check our website prior to the meeting date.

Voting at the Meeting

Only the holders of shares of our common stock, par value $.01 per share ("Shares"), of record at the close of business on March 27, 2020 ("Shareholders"), are entitled to vote at our 2020 Annual Meeting. On that date, there were 147,966,627 Shares outstanding and entitled to be voted at our 2020 Annual Meeting. Each Shareholder will have the right to one vote for each Share outstanding in his or her name on our books. See "Ownership of Shares" for information regarding the ownership of Shares by our directors, nominees, officers and certain shareholders.

Quorum and Required Votes

A majority of the Shares entitled to vote at the 2020 Annual Meeting who are present at the 2020 Annual Meeting, either in person or by proxy, will constitute a quorum for all purposes of the 2020 Annual Meeting. If Shares are voted on any matter submitted to a vote at the Annual Meeting, under Pennsylvania law the Shares will be considered present for all purposes of the meeting and will therefore be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Under Pennsylvania law and our Articles and Bylaws, if a quorum is present at the meeting:

- the two nominees for election as directors will be elected to the Board if the votes cast for each nominee exceed the votes cast against the nominee;
- management's proposal to approve the compensation of our named executive officers as disclosed in this Proxy Statement will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal;
- the ratification of the appointment of our independent public accountants will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal; and
- the SEI Investments Company Employee Stock Purchase Plan, as amended and restated, will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes (such as votes of "Withhold Authority") on any proposal will not be included in the total of votes cast on that proposal and will not affect the outcome of the vote on that proposal.

How to Vote

Shares represented by each properly executed proxy card will be voted in the manner specified by the respective Shareholder. If instructions to the contrary are not given, such Shares will be voted **FOR** the election to our Board of the nominees listed herein; **FOR** management's proposal to approve the compensation of our named executive officers; and **FOR** the ratification of the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2020; and **FOR** the approval of SEI Investments Company Employee Stock Purchase Plan, as amended and restated. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment. Brokers or other nominees who hold Shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your broker is not permitted to vote on your behalf on the election of directors or the advisory vote proposal on approval of compensation and other non-routine matters unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you by your broker, trustee or nominee to vote your Shares via telephone or the Internet. We expect that brokers and nominees will determine that they have the discretion to vote the Shares held of record by them in the absence of voting instructions from the beneficial holder only on the ratification of the selection of our independent public accountants. For your vote to be counted, you need to communicate your voting instructions to your broker, trustee or nominee.

As a result, it is important to understand that if you hold your Shares through a broker, you must give your broker specific instructions on how to vote your Shares for them to be counted as votes cast on a number of matters being considered at the meeting and to affect the outcome of those votes.You may vote your Shares in one of several ways, depending upon how you own your Shares.

You may vote your Shares in one of several ways, depending upon how you own your Shares.

Shareholders of record (you own Shares that are registered with our transfer agent in your own name) can vote by telephone, on the Internet or by mail as described below. Street name Shareholders (you own Shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see which voting methods are available to you.

- **Voting by Telephone.** Dial **1-800-690-6903** and follow the voice prompts. You will need to have your proxy card with you for reference when you call.
- **Voting on the Internet.** Go to **www.proxyvote.com** and follow the instructions. You will need to have your proxy card with you when you link to the web site.
- **Voting by Mail.** Complete, sign, date and return the enclosed proxy card or voting instruction card in the envelope provided.
- **Voting at the Annual Meeting.** If you decide to attend the meeting and vote in person, you may deposit your proxy card in the ballot box at the registration desk at the annual meeting or you may complete a ballot that will be distributed at the meeting. If you are a street name Shareholder, you must obtain a proxy, executed in your favor, from your broker or the holder of record to be able to vote at the annual meeting.

Please read both this Proxy Statement and our Annual Report before you cast your vote.

Should you choose to take advantage of voting via the Internet, you will have the option immediately following the casting of your vote to elect to receive future shareholder communications, including this Proxy Statement and our Annual Report, electronically over the Internet.

Any record Shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted.

(Proposal No. 1)

Election of Directors

Required Vote and Board Recommendation

Our Board unanimously recommends that at our 2020 Annual Meeting, Shareholders vote FOR the election of Ms. Blumenstein and Ms. McCarthy to the class of directors whose term expires at our 2023 Annual Meeting of Shareholders.

Our Board currently consists of six members and is divided into three classes comprised of two directors in each class. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2020 Annual Meeting, Shareholders will be asked to vote upon the election of two nominees to the class of directors whose term expires at our 2023 Annual Meeting of Shareholders. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.

Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" the nominee. In contested elections, the vote standard would be a plurality of votes cast. Our Bylaws provide that, in an uncontested election, each director nominee who is an incumbent director must submit to the board before the annual meeting a letter of resignation that is conditioned on not receiving a majority of the votes cast at the annual meeting. Should a candidate not receive a majority of the votes cast at the meeting, his or resignation is tendered to the independent directors of the Board for a determination of whether or not to accept the resignation. The Board's decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

The Board, following the recommendation of the Board's Nominating Committee and following the nominating process described under the caption "Corporate Governance-Nominating Process" elsewhere in this Proxy Statement, has nominated Sarah W. Blumenstein and Kathryn M. McCarthy for election at our 2020 Annual Meeting. Both of the nominees are incumbent directors, have consented to be named and to serve if elected, and have provided the Board the conditional letter of resignation that is required under our Bylaws. We do not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board may recommend, or the number of directors to be elected at our 2020 Annual Meeting will be reduced accordingly.

Set forth below is certain information concerning Ms. Blumenstein and Ms. McCarthy and each of the four other current directors whose terms continue after our 2020 Annual Meeting. In determining to nominate the two nominees for election to the Board, as well in considering the continued service of the other members of our Board, our Board has considered the specific experiences and attributes of each director listed below and, based on their direct personal experience, the insight and collegiality that each of the nominees and continuing directors brings to board deliberations.



Nominees for election at our 2020 Annual Meeting of Shareholders with terms expiring in 2023:



Sarah W. Blumenstein, 73,

has been a director since May 2001 and has been a member of the Legal and Regulatory Oversight Committee of our Board since 2004. Since March 2015, she has also been a member of the Nominating Committee. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. From 1994 to 2003, Ms. Blumenstein served as a court-appointed Special Advocate for the Juvenile Court of Cook County. From 2000 to 2006, Ms. Blumenstein was a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also served on the board of Children's Memorial Institute for Education and Research and on the Women's Boards of Children's Memorial Medical Center and Lake Forest College for fifteen years. Ms. Blumenstein's involvement with these non-profit entities and with healthcare providers provides her with insights into clients of our Institutional Investors business which is relevant to her service on the Board.

Kathryn M. McCarthy, 71,

has been a director since October 1998 and is a member of the Audit and Compensation Committees of our Board. Since March 2015, she has also been a member of the Nominating Committee. Ms. McCarthy is also our Lead Independent Director and chairs periodic meetings of the Board's independent directors. She is also an independent consultant and financial advisor to global families and family offices. Ms. McCarthy is a director and a member of the Audit Committee of the Rockefeller Trust Company, NA. She serves on several family office boards as well as investment committees and private trust company boards. From February 2000 to May 2003, Ms. McCarthy was a Managing Director at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York-based family office) from November 1996 to June 1999 and subsequently an advisor to Marujupu, LLC on investment and wealth transfer matters. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager. Ms. McCarthy's experience as a consultant and financial advisor to investors, family offices and her wealth management experience has given her insight into the various issues faced by the investment and wealth management business of SEI and its clients.

Directors continuing in office with terms expiring in 2021:



Carl A. Guarino, 62,

has been a director and a member of the Audit Committee since 2014. Mr. Guarino has also been Chair of the Compensation Committee and the Nominating Committee since 2015. Mr. Guarino is currently CEO of WizeHive, Inc., a SaaS company that provides a platform for managing grants, scholarships, fellowships and other application-based processes. Mr. Guarino was Chief Executive Officer of Procurian Inc. (a provider of procurement outsourcing services to Fortune 1000 firms) from August 2006 until January 2014, shortly after the acquisition of Procurian by a subsidiary of Accenture PLC. Prior to March 2006, Mr. Guarino was Executive Vice President - Investment Advisors of the Company. Mr. Guarino has great familiarity with the Company and its market units, particularly the investment advisor segment, and his experience and knowledge of the information technology industry provide the Board with a valuable perspective on the Company's business activities.



Carmen V. Romeo, 76,

has been a director since June 1979 and a member of the Audit Committee of our Board since 2008. In January 2010, Mr. Romeo was appointed as the Chair of the Audit Committee. Since March 2015, he has also been a member of the Nominating Committee. From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo officially retired from the Company effective December 31, 2004. Mr. Romeo was a certified public accountant with Arthur Andersen & Co. prior to 1979. In addition to his familiarity with public company accounting and financial management issues, Mr. Romeo has great familiarity with the Company, and particular knowledge of the Company's business and related technology and asset management solutions, from his previous role with the Company as the person having managerial responsibility for the Company's Investment Advisors business.

Directors continuing in office with terms expiring in 2022:



Alfred P. West, Jr., 77,

has been the Chairman of our Board and our Chief Executive Officer since our inception in 1968. Mr. West is our founder. He has provided the strategic vision in the development of our business and solutions since our inception and his familiarity with our customers and employees gives Mr. West insights and experience valuable to his service on the Board.



William M. Doran, 79,

has been a director since March 1985 and has been Chairman of the Legal and Regulatory Oversight Committee of our Board since 2004. Mr. Doran has been the Secretary of the Company for more than the past five years. From October 1976 to October 2003, Mr. Doran was a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments, The Advisors' Inner Circle Fund III, Gallery Trust, Schroder Series Trust, Schroder Global Series Trust, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor. Mr. Doran is also a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. Mr. Doran's legal training and experience, his relationship with the Company as outside legal counsel for many years, and his long-standing involvement with our Company and many of its regulated subsidiaries are valuable to his service on the Board and as Chair of the Legal and Regulatory Oversight Committee.

Corporate Governance

Governance Principles and Structures

The governance principles of our Board include our Board Nomination and Shareholder Communication Policy, as well as the charters of our Audit Committee, Compensation Committee, Nominating Committee, Legal and Regulatory Oversight Committee and our Lead Independent Director. Other documents which implement our governance principles include our Code of Conduct, our Complaint Procedures and Non-Retaliation Policy and our Code of Ethics for our Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published on the Corporate Governance section of our website at seic. com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or filed with the Securities and Exchange Commission on Form 8-K.

Our Board has determined that each of Mss. Blumenstein and McCarthy and Messrs. Guarino and Romeo is an "independent director" as such term is defined in Rule 5605(a)(2) promulgated by The NASDAQ Stock Market, Inc. In this Proxy Statement, these four directors are referred to individually as an "independent director" and collectively as the "independent directors."

Mr. West, our founder and Chief Executive Officer throughout our history, is also the Chairman of our Board. The Board has concluded, in light of present circumstances and the roles of our various Board committees and the Lead Independent Director, that this arrangement best suits our needs because of Mr. West's role as founder, strategic visionary and a significant shareholder.

In order to ensure that the considerations of non-management directors are addressed at the Board, the Board has appointed Ms. McCarthy as the Lead Independent Director with the responsibilities and authority set out in the Lead Independent Director Charter. As the Lead Independent Director, Ms. McCarthy is responsible for chairing the executive sessions of the Board. Our independent directors meet in regularly scheduled executive sessions without management present.

Board and Committee Meetings

Our Board held eight meetings in 2019. During the year, each director attended more than 75 percent of the meetings of our Board and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. All of our directors attended our 2019 Annual Meeting of Shareholders. The standing committees of our Board are the Audit Committee, the Compensation Committee, the Nominating Committee and the Legal and Regulatory Oversight Committee.

Our Audit Committee held five meetings in 2019. The principal functions of the Audit Committee, which operates pursuant to a formal written charter, are to assist our Board in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of our independent auditors. The current members of the Audit Committee are Messrs. Romeo and Guarino and Ms. McCarthy, each of whom is an independent director. Our Board has determined that Mr. Romeo is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. A current copy of the charter of the Audit Committee may be viewed on our website at seic.com under "Investor Relations > Corporate Governance."

Our Compensation Committee held three meetings in 2019. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between us and our senior corporate officers. The Compensation Committee members are Mr. Guarino and Ms. McCarthy, each of whom is an independent director. A current copy of the charter of the Compensation Committee may be viewed on our website at seic.com under "Investor Relations > Corporate Governance." The Compensation Committee establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Compensation Committee administers. The Compensation Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Compensation Committee members. Also, under the terms of the Board- and shareholder-approved equity compensation plans, the Compensation Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion; however, the Compensation Committee has not authorized our CEO to make any equity grants to our executive officers.

Our Nominating Committee held one meeting in 2019 to consider the nominees to the Board for election at the 2019 Annual Meeting. The principal function of the Nominating Committee is to consider nominees for election to the Board from time to time, including recommendations submitted by our shareholders. The members of the Nominating Committee are Mss. Blumenstein and McCarthy and Messrs. Guarino and Romeo, constituting all of our independent directors.

Our Legal and Regulatory Oversight Committee held four meetings in 2019. The principal function of the Legal and Regulatory Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over our business and operations and those of our subsidiaries. The members of the Legal and Regulatory Oversight Committee are Messrs. Doran and Romeo and Ms. Blumenstein. A current copy of the charter of the Legal and Regulatory Oversight Committee may be viewed on our website at seic.com under "Investor Relations > Corporate Governance."

Nominating Process

During 2015, the Board formed a Nominating Committee consisting solely of our independent directors and adopted a charter for the Nominating Committee. Among the responsibilities of the Nominating Committee is the management and administration of our Board Nomination and Shareholder Communication Policy.

Board candidates are considered by the Nominating Committee based on various criteria, such

as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to us, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board and to enhance their knowledge of our industry. The Board prefers a mix of background and experience among its members and it uses its judgment to identify nominees whose backgrounds, attributes and experiences, which taken as a whole, will contribute to insightful and robust, yet collegial, Board deliberation. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors with relevant experience who have sufficient time to attend to their substantial duties and responsibilities to us.

Our Nominating Committee considers recommendations for nominations from a wide variety of sources, including members of our Board, business contacts, our legal counsel, community leaders and members of our management. Our Nominating Committee will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Nominating Committee does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations for election of directors at the 2021 annual meeting should be submitted in writing to our Secretary at our principal offices (1 Freedom Valley Drive, Oaks PA 19456-1100) no later than January 15, 2021. The Nominating Committee Charter and the Board's current policy with respect to Board Nominees and Shareholder Communications may be viewed on our website at seic.com under "Investor Relations > Corporate Governance."

Shareholder Communications to our Board

Shareholders may send communications to our Board in writing, addressed to the full Board, individual directors or a specific committee of our Board, in care of our Secretary, to our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100). Our Board relies on our Secretary to forward written questions or comments to the full Board, named directors or specific committees of our Board, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual internally. The Board's current policy with respect to Board Nominees and Shareholder Communications may be viewed on our website at seic.com under "Investor Relations > Corporate Governance."

Risk Oversight by the Board

It is management's responsibility to assess and manage the various risks we face. It is the Board's responsibility to oversee management in this effort. The Board has delegated aspects of their risk management oversight responsibility to three committees of the Board. The Audit Committee generally oversees risk policies related to our financial statements and reporting. The Legal and Regulatory Oversight Committee generally oversees risk policies related to our compliance with legal and regulatory obligations. The Compensation Committee generally oversees risk policies related to our compensation arrangements. The Board directly considers risk matters related to our strategic, operational and corporate governance matters as well as risk that could adversely affect our reputation.

We adopted an Enterprise Risk Management Policy and Program based upon the COSO Enterprise Risk Management Framework. Throughout the year, this program is administered by our Enterprise Risk Management team. During the year, senior management members from across our organization convene in our Operations Risk Committee on at least a quarterly basis to discuss various aspects of our operations that create risk for us and mitigations strategies for these risks. At the end of each year, our Chief Financial Officer and our General Counsel work with our Director of Enterprise Risk Management, internal audit department, compliance department, risk officers of our operations, technology and investment management units, risk management officers of our regulated subsidiaries, and members of our various solutions development teams to collect, review and prioritize business risks and mitigation measures and responsibilities. The different identifiers of risk include a risk assessment prepared by our enterprise risk team, risk assessments prepared by our

internal audit team for purposes of developing our internal audit plan, risk assessments prepared by compliance officers for the purpose of identifying compliance policy contents and testing procedures, and risk assessments prepared by the operations, technology and investment management units for the purpose of creating and refining their internal procedures and controls. This group also considers the results of regulatory examinations of our regulated subsidiaries as well as issues generally affecting our competitors and the industries of which we are a part. Summaries of these key business risks are then reviewed with our Operations Risk Committee, consisting of the heads of each of our market units and supporting organizations.

In January of each year, the key business risk summary is considered by a joint meeting of the Audit Committee and the Legal and Regulatory Oversight Committee of our Board. During the year, our Chief Financial Officer and our General Counsel have responsibility for escalating as appropriate risk events and updates to the Audit Committee and the Legal and Regulatory Oversight Committee, respectively.

Other Governance Principles

The Board has also adopted a number of other policies that directly affect governance and risk management. These include our Compensation Recoupment Policy and our Stock Ownership Policy, both of which are described below under the caption “Compensation Discussion and Analysis.” In addition, our Insider Trading Policy provides that directors, executive officers and other employees subject to our insider trading compliance program are not permitted to enter into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning our securities.

Environmental, Social and Governance

Investing in our Talent

We are committed to creating and maintaining a diverse and inclusive workforce and culture. We believe it is imperative to have diversity of thought and talent in order to address the needs of our diverse client base. We value the contributions that come from individuals with whom we work and who have diverse backgrounds, experiences and ideas.

In keeping with that belief, SEI is proud to be an equal opportunity employer. We emphasize employing and advancing people of color, women, individuals with disabilities, military service members and veterans.

Our workforce strategy encompasses global outreach and programs focused on recruitment, retention and the promotion of underrepresented groups within the financial services industry. Part of this strategy includes partnerships with our employee-led affinity groups.

Progressing in the Right Direction

We are committed to providing all of our employees with the opportunity to grow and contribute to the business' success. We continue to invest in our global gender diversity initiative by gaining a better understanding of what we are doing well and where we need to focus our energies to improve the ways in which we attract, develop and retain our female employees.

For the second consecutive year, we voluntarily surveyed a random sample of female employees from the U.S., U.K., Canada and Ireland to get their views on a wide variety of topics, including engagement, career progression opportunities and barriers, work/life balance, culture and retention. Following analysis of this data, we held a number of focus groups to explore key themes in detail and engage in open dialogue with our female population.

Cultivating a Diverse Workforce

Workforce Development, with input from our affinity groups, continues to partner with colleges and universities that share our belief in diversity and reflect this in their student activities. We also develop and maintain relationships with historically diverse colleges to further our goal of diversity in the workplace. Beyond posting positions on diversity job boards, we support and attend industry and professional conferences targeting diverse candidates, including the National Association of Black Accountants (NABA), ASCEND, the Money Managers Institute (MMI), the Pennsylvania Diversity Leadership Council, and the Professional Diversity Network, just to name a few.

We are proud to have launched the Neurodiversity@Work program in 2017 and to serve as part of the Northeastern collective of companies focused on neurodiversity.

The Neurodiversity@Work program focuses on connecting career opportunities to those individuals who are on the autism spectrum. By yearend 2019, our Neurodiversity@Work program has served over 22 neurodiverse students seeking opportunities within financial services and technology. The program continues to expand as we partner with local, national and international partners for continued learning, career placement and program success.

We are also a member of the Chester County Economic Development Council, which works specifically with the Hire One Task Force. We are committed to connecting job seekers to hiring employers. Through this effort, our retiree-focused program continues to employ workers who are eligible for retirement but are seeking part-time or on-call work.

"Any successful partnership relies on mutual respect and shared benefits. Our bright, neurodiverse students benefit from the expertise, professionalism and advice of their SEI mentors. Our students' confidence and competence in interacting with executives illustrate the human elements that exemplify how our relationship with SEI is a true and valuable investment."

– HEADMASTER, HILL TOP PREPARATORY SCHOOL

Our global employee demographics as of December 31, 2019 are:

	Male (%)	Female (%)	White (%)	Persons of Color (%)
Senior Leadership	75	25	90	10
Supervisors & Managers	66	34	79	21
Individual Contributors	65	35	82	18
Sales & Relationship Management	75	25	92	8
Technology	77	23	68	32

** A portion of SEI Employees have chosen not to self-identify their demographic information

Building a Strong Community

We believe it is important to endeavor to make a meaningful, positive impact on the communities we work in and serve. We strive to be stewards of advocacy, which may be best represented in our diversity initiatives and the grassroots efforts that define our employee-led volunteer groups. Each cause-based group is led by an elected board of directors, and the members follow a specified mission to accomplish their goals.

SEI Cares, established in 2001 and our longest-running affinity group, is a global company-sponsored philanthropy effort that includes grant making, volunteer opportunities and awareness events. The program is designed to support and engage with the local communities, in which we live and work, in a meaningful way while supporting our corporate social responsibility values. Through the SEI Cares Fund, an employee contribution fund, the program provides grants to partner organizations in the targeted giving areas of animal rights, welfare and services, community services, economically disadvantaged children, the environment, and health services.

In 2019, employees collectively contributed over 8,500 hours of service in volunteer activities to over 100 organizations. The SEI Cares Fund donated $260,000 to 20 partnered organizations, and through our participation in the Pennsylvania Educational Improvement Tax Credit (EITC) program, SEI Cares granted $260,000 to partnered organizations focused on education. SEI Cares also provided over $60,000 in employee matching to non-partnered charity organizations.

The SEI Diversity groups in our U.S. and U.K. offices support our employee focus of prioritizing diversity and inclusion in our company culture. In a response to a global survey, SEI Diversity embarked on an LGBTQ+ focus, which resulted in SEI London celebrating Pride Month with an in-office celebration for all. Our SEI Diversity team within the United States continued to sponsor local Chester County, PA pride events, including a recruitment booth at Pridefest in Phoenixville, PA.

We recognize that environmental improvements foster a sustainable future and lead to social and economic advancements. The SEI Green Team educates employees about eco-friendly practices, allowing us to better understand basic environmental principles and make sound decisions accordingly. The team creates initiatives focused on reducing our carbon footprint, raising awareness of the impacts to the community and workplace, and encouraging the conscious purchase and consumption of products that are environmentally friendly.








2019 SEI

SEI Salutes, our military and service member-focused group, partners with Workforce Development to engage in outreach to and recruitment of veterans and their families. Our group members serve as liaisons and the points of contact to help new hires meet other veterans within their business unit teams and throughout the company, creating a network of veterans at SEI. Military new hires expressed ability to better relate to those with military experience in addition to a peer civilian mentor.

The SEI Wellness team globally promotes employees' physical, financial and social well-being. They provide healthy recipes, onsite cooking demonstrations, and nutrition and lifestyle advice. The team finds innovative ways to encourage physical fitness through our fitness center and on-campus classes. They also support educational opportunities to help employees navigate life challenges such as financial decisions, investing, mortgages and insurance plans, caring for children and special needs loved ones.

In the United States and United Kingdom, the SEI Women's Network seeks to inspire and support the professional growth of women. They provide educational forums, host networking opportunities, and encourage success through personal and professional growth. SEI and the SEI Women's Network are sponsor members of Women In Investing (WIN) and are honored to host many of their events and programs on our campus. The network is also a sponsor member of Women in Technology Leadership (WITL), and share and post open job positions on WITL's site to showcase careers in the financial services industry.

We are active with the Information Technology Action Group (ITAG) and are a direct sponsor of Girls Exploring Tomorrow's Technology (GETT), a program for high school girls who are interested in technology. Many of the students come from lower socio-economic backgrounds and may not have the opportunity to have this experience in traditional academia. Volunteer presenters are women working in technology industries, including designers and builders from the producer of the world's most advanced helicopters. A female pilot talks with the girls about becoming a pilot and gives them the opportunity to explore a helicopter up close.

Recent Awards and Recognition

For the third consecutive year, SEI was named a "Top 10-level Military Friendly® Employer" and a "Military Friendly® Spouse Employer" by G.I. Jobs.

The Greater Philadelphia Chapter of the Association of Fundraising Professionals (AFP) recognized SEI Cares as "Outstanding Corporation of the Year."

For the third consecutive year, SEI was recognized as a "Champion of Board Diversity" by The Forum of Executive Women and PwC.

SEI was designated as a "Leading Disability Employer" from the National Organization on Disability.

The Philadelphia Inquirer recognized SEI for its leadership at the 2019 Corporate Philanthropy Awards.

Al West received the Lifetime Achievement Award from the *Family Wealth Report.*

Ownership of Shares

The following table contains information as of March 27, 2020 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer and Chief Financial Officer, by each of our three other most highly compensated executive officers, by each of the members of our Board (including nominees), by all members of our Board (including nominees) and executive officers in the aggregate, and by the holders of five percent or more of the total Shares outstanding. As of March 27, 2020 there were 147,966,627 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within our direct knowledge. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned (1)	Percentage of Class (2)
Alfred P. West, Jr. (3)	19,858,333	13.4
William M. Doran (4)	9,770,877	6.6
Carmen V. Romeo (5)	2,943,945	2.0
Kathryn M. McCarthy	136,200	*
Sarah W. Blumenstein	45,681	*
Carl A. Guarino (6)	57,071	*
Dennis J. McGonigle	780,259	*
Michael N. Peterson	—	*
Stephen G. Meyer	407,316	*
Ryan P. Hicke	152,031	*
All executive officers and directors as a group (17 persons) (7)	35,311,237	23.5
BlackRock, Inc. (8)	14,041,605	9.3
The Vanguard Group (9)	13,976,020	9.3
Loomis Sayles & Co., L.P. (10)	16,512,183	11.0

* Less than one percent.

(1) Includes, with respect to Messrs. West, Doran, Romeo, and Guarino, Ms. McCarthy and Ms. Blumenstein and Messrs. McGonigle, Hicke, Meyer and Peterson, 277,500, 65,000, 15,000, 35,000, 55,000, 40,000, 202,750, 144,000, 284,000 and 0 Shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 27, 2020.

(2) Applicable percentage of ownership is based on Shares outstanding on March 27, 2020. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 27, 2020 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person's spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each Shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such Shareholder.

(3) Includes 1,401,448 Shares held by Mr. West's wife and 10,351,024 Shares held in trusts for the benefit of Mr. West's children (the "Children's Trusts"), of which trusts Mr. West's wife is a trustee or co-trustee. Also includes 330,000 Shares held in a trust for the benefit of Mr. Doran's children, of which trust Mr. West is a trustee. Mr. West disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 398,807 Shares held by the West Family Foundation, of which Mr. West is a director and officer, and 119,213 Shares held by the Alfred P. West, Sr. Residual Trust, for which Mr. West is a trustee. Mr. West's address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West and certain of the Children's Trusts have pledged as security to third parties 6,533,661 Shares, subject to adjustment.

(4) Includes an aggregate of 8,848,816 Shares held in trusts for the benefit of Mr. West's children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 53,400 Shares held by Mr. Doran's wife, 43,768 Shares held in the William M. Doran 2002 Grantor Retained Annuity Trust of which Mrs. Doran is the Trustee, and 59,353 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust. Also includes 33,525 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power. Of these Shares, Mr. Doran has pledged as security to third parties 513,904 Shares, subject to adjustment. See also note 3 with respect to the pledge of Shares by Mr. West's Children's Trusts.

(5) Includes 1,386,000, Shares held by the Carmen V. Romeo 2012 Children's Trust, 242 Shares held by Mr. Romeo's wife and 1,059,488 Shares held in the Carmen V. Romeo 2019 GST Exempt Children's Trust.

(6) Includes 18,981 Shares held by a foundation and a family trust with respect to which Mr. Guarino shares voting or investment power.

(7) Includes 2,302,250 Shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 27, 2020. When a Share is reportable as beneficially owned by more than one person in the group, the ownership of the Share is only included once in the Number of Shares Owned column.

(8) Based solely on a Schedule 13G dated February 5, 2020 by BlackRock, Inc., which has sole dispositive power over the number of Shares indicated and sole voting power over 13,076,586 of the Shares indicated. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(9) Based solely on an amendment to Schedule 13G dated February 10, 2020 by The Vanguard Group, which has shared dispositive power over 121,433 of the Shares indicated and sole dispositive power over 13,854,587 of the Shares indicated. Vanguard has sole voting power over 101,517 of the Shares indicated and shared voting power over 34,472 of the Shares indicated. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(10) Based solely on an amendment to Schedule 13G dated February 14, 2020 by Loomis Sayles & Co., L.P., which has sole dispositive power over the number of Shares indicated and sole voting power over 13,465,882 of the Shares indicated. The address of Loomis Sayles & Co., L.P., is One Financial Center, Boston, MA 02111.

Compensation Discussion & Analysis

The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview

Our compensation philosophy (which is intended to apply to all members of management, including our Chairman and CEO), as implemented by the Compensation Committee of our Board (the "Committee"), is to provide a compensation program that provides competitive levels of compensation and that emphasizes incentive compensation plans and equity plans that are designed to align management incentives and behavior with attaining our annual goals and longer-term objectives. We believe that this approach enables us to attract, retain and reward highly qualified personnel and help us achieve our tactical and strategic goals. The Committee seeks to develop a compensation program that, overall, is at levels that the Committee believes are competitive with compensation paid to employees with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as us and in similar locations. The Committee does not explicitly pay any position at a specific level or mix with reference to any particular group.

The compensation program for almost all of our non-sales full-time employees consists of (i) base salary and (ii) non-equity incentive compensation awards pursuant to a corporate incentive compensation plan (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans). Equity compensation for selected, higher level employees is provided by annual grants of stock options.

The Committee has sought to keep base salaries at a relatively modest portion of total compensation for higher compensated employees, so that the overall compensation program is more heavily weighted towards incentive compensation in the form of annual cash bonuses and sales commissions, and for selected higher level employees, stock option grants that have performance vesting requirements based on attainment of pre-tax earnings per share ("EPS") targets as well as minimum time vesting periods. The Committee has sought to include a number of features in the compensation program which are designed to align the interests of management with the interests of shareholders. These features include:

- the tilting of the compensation program elements towards incentive compensation and option awards;
- the focus of incentive compensation awards on EPS targets;
- the use of EPS targets as vesting requirements for stock option grants;

- our Stock Ownership Policy (requiring minimum threshold shareholdings by our executives);
- our Compensation Recoupment Policy (which provides for claw-back of incentive compensation in certain instances); and
- our Insider Trading Policy (which prohibits short sales, transactions in derivatives of our stock and hedging transactions).

Consistent with our pay for performance philosophy, during 2019, approximately 65% of our CEO's pay and 75% of the compensation of our other named executive officers were paid in the form of variable performance-based compensation such as incentive compensation or stock options with EPS-based vesting thresholds (see "Summary Compensation Table").

Since 2012, the Committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy" or "Consultant") as its executive compensation consultant when structuring compensation plans or engaging in comparative compensation analyses. During 2019 the Committee engaged the Consultant in an advisory capacity with respect to industry trends and anticipates that the Consultant will work with the Committee on a more fulsome basis during 2020 (See "Compensation Consultant," below).

At our 2019 Annual Shareholders' Meeting, our shareholders expressed strong support for the compensation of our named executive officers disclosed in our 2018 Proxy Statement, with more than 97.5% of the votes cast voting in favor of the "Say-on-Pay" proposal. When setting compensation, and in determining our compensation policies and practices, the Committee took into account the results of the 2019 "Say-on-Pay" advisory resolution to approve such executive compensation as demonstrating support of our compensation programs.

The Committee has also reviewed our compensation policies as generally applicable to all of our employees and believes that our policies, taking into account the mitigation policies and arrangements in place, do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on us.

Base Salary

The Committee seeks to recommend base salaries for management employees at levels that it believes are sufficiently competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size, operational complexity and businesses to us. In 2019, the Committee made only minor changes to the compensation for executive officers (See "2019 Committee Actions and Awards-2019 Compensation Adjustments" below).

Incentive Compensation

Incentive compensation consists of two components: annual bonuses and sales commissions. Sales commissions are based on sales events and are measured on the basis of asset accumulation, asset retention, or anticipated revenue from contracted sales, generally taking into account related factors, such as expected profit margins. Executive officers participate only in the annual bonus program and do not participate in sales commission plans.

Annual bonuses are determined through a process overseen by the Board and the Committee. Each individual who participates in the plan is assigned a target compensation award which may change from year to year, but generally is the same as that individual's prior year target amount. In the case of executive officers, the target amount is generally between 140% and 171% of the officer's base salary, reflecting the determination of the Committee to emphasize performance-based incentive compensation over fixed compensation.

Historically, the non-equity incentive compensation awards that may be paid out in any particular year is determined by the Committee by:

- determining the aggregate amount of all individual target compensation awards for that year as input into establishing an overall incentive pool that may be paid out if an earnings per share target is achieved;
- early in the year in question, identifying the target earnings per share for the year that may be considered in determining what percentage of that overall pool will be paid in the particular year;
- near the end of the particular year, based on the EPS performance, establishing the actual maximum size of the incentive pool;
- apportioning the resulting actual pool among the market and business units based on the Committee's subjective assessment of the degree to which each unit achieved a success for that year; and
- then approving management-proposed individual bonuses to employees within those units based on the amount available to the particular unit and the

Committee's consideration of management's assessment of each individual's contribution to the achievements of those units as well as each individual's personal achievements.

This assessment is performed for two different pools:

- all executive officers as a group; and
- all employees other than executive officers, as a group.

When the Committee evaluates a market or business unit and individuals within a unit who are executive officers for the purpose of making compensation decisions, it meets with our CEO and reviews a number of factors including:

- our CEO's impressions of the unit and the individual executive officers and their particular units;
- the financial and business goals and objectives established at the beginning of each year to provide a basis for assessment of performance for these units and its executive officers;
- financial results of the units, including, as applicable, performance against the prior year's financial performance and other non-financial goals are considered within the overall business environment;
- achievement of strategic and operating results; and
- in the case of the individual executive officers, their:
  - success in their management responsibilities generally;
  - achievement of strategic and tactical goals of their particular market unit; and
  - their support of, and contribution to, overall corporate success.

When the Committee makes decisions regarding equity or non-equity compensation, it exercises independent business judgment. There is no specific formula the Committee applies when considering the factors that the Committee believes are important to the assessment of any of our market or business unit's performance or that of any individual executive officer or our CEO, nor does the Committee attach any specific weighting or priority to the factors it considers. Consequently, there is no direct correlation between any particular performance measure and the resulting equity or non-equity compensation awards.

Option Grants

Stock option grants are viewed by the Committee as an important means of aligning the interests of management and employees with the interests of shareholders. All of our outstanding stock options have performance-based vesting provisions: the stock options vest at a rate of 50 percent when a specified earnings-per-share target is achieved, and the remaining 50 percent when a second, higher specified earnings-per-share target is achieved. Prior to 2018, there was no minimum time-based factor in the vesting of our stock options. Beginning in 2018, the Committee changed the vesting thresholds from an earnings per share target to a pre-tax earnings per share target, and also implemented minimum time periods for vesting (see "2019 Committee Actions and Awards," below). Option awards are generally determined by the Committee in December of each year. Our CEO reviews with the Committee the option grants for each executive officer, other than himself, as well as the option grants for the other employees. The Committee then deliberates and establishes the specific option grants and finally submits these option grant amounts to the entire Board for ratification.

2019 Committee Actions and Awards

Award of 2019 Incentive Compensation

For 2019, our Board and the Committee chose to fix the maximum aggregate amount for the non-equity incentive compensation award pool (the "Maximum Bonus Pool") as 120% of the total target non-equity incentive compensation for all executive officers eligible for incentive compensation as of December 2019 if we achieved a pre-tax EPS target of $3.70 in 2019. In addition, our Board and the Committee established profit and sales goals for each of our business units. If our 2019 pre-tax EPS differed from $3.70, the target non-equity incentive compensation award pool would be increased or decreased at the discretion of the Committee. For comparative purposes, our pre-tax EPS in 2018 were $3.70. Our pre-tax EPS in 2019 were $4.04, approximately 109% of the $3.70 target EPS. The Committee determined that, based on its discussion of our performance and that of our business units, markets and individuals, as well as the revenue and sales results of our business units, the amount to be awarded should be less than the Maximum Bonus Pool but generally equal to the aggregate target amount of our executive officers, with amounts of non-equity incentive compensation awards above target level to those executive officers

whom the Committee felt had achieved superior performance during the year and less than target for those that did not. In the aggregate, the non-equity incentive compensation awards made to all executive officers by the Committee were approximately 107% of their aggregate target amount and 89% of the Maximum Bonus Pool. The aggregate amount of non-equity incentive compensation awarded to our executive officers was approximately 110% of the aggregate non-equity incentive compensation awards made to our executive officers in 2018.

In December 2019, the Committee received our CEO's views on the 2019 performance of the senior executives (other than himself) and their market or business units, as well as his recommendations for non-equity incentive compensation awards and stock option grants for the senior executives and their units. The Committee considered the 2019 pre-tax EPS of $4.04 as compared to the $3.70 target and discussed, among other things:

- the input from the Consultant on general industry trends in incentive compensation for fintech companies and asset management companies;
- the degree to which our various market units achieved our Board's expectations with respect to sales;
- the better than expected profit margins achieved by means of revenue growth and continued expense control;
- the overall performance of our asset management business in the face of the difficult market conditions for active money management; and
- our long-term strategic objectives for our executive officers and their respective business units.

Based on these considerations and the CEO's input, the Committee discussed and approved the aggregate amount of non-equity incentive compensation awards for each of our market units and the individual awards that were then made to executive officers. These awards took into account the Committee's view of:

- the desire of the Committee to align incentive compensation awards to long-term shareholder value creation;
- our revenue growth of 2% from that which was achieved in 2018;
- the approximately $447.1 million returned to our shareholders via dividends and stock repurchases;
- our overall long-term strategic goals;
- the executive officer's market or business unit:
- performance against its sales goals;
- contributions to corporate earnings;
- revenues and sales profit margins; and
- meeting various strategic and tactical goals of the unit; and
- the individual performance and achievements of each of the executive officers.

The Committee independently reviewed the performance of the CEO with primary consideration to our overall performance as well as his individual performance on strategic and non-financial achievements and discussed and approved his annual non-equity incentive compensation award.

With respect to our named executive officers in the Summary Compensation Table, the annual non-equity incentive compensation award targets for 2019 were $1,210,000 for Mr. West, $840,000 for Mr. McGonigle, $1,200,000 for Mr. Meyer, $840,000 for Mr. Hicke and $840,000 for Mr. Peterson. The awards to Messrs. West, McGonigle, Meyer, Hicke and Peterson were approximately 110%, 105%, 120%, 105% and 105% of their respective target amounts.

In the case of Mr. West, the Committee noted Mr. West's work done on the strategic priorities and focus of the Company, as presented at our 2019 Investor Day conference. The Committee also considered the activities of Mr. West in defining and pursuing our strategy, development and innovation activities. The Committee considered the activities of Mr. McGonigle in overseeing our finances, including managing SWP development expenses and the operations and workforce expenses. The Committee noted that the Investment Managers segment, headed by Mr. Meyer, in 2019 achieved an 11% growth in revenues and 15% growth in operating profit as compared to 2018, recorded strong net new sales, and that Mr. Meyer had executed on the revised strategy for the Private Banks segment and overseen growth in the sales pipeline sooner than had been originally expected and that the Private Banks Team had exceeded sales expectations by 40%. The Committee considered Mr. Hicke's successful oversight and execution of the reorganized solutions and technology delivery operations. Finally, the Committee considered the degree to which Mr. Peterson had instituted change and reorganization activities in the Legal and Compliance team.

2019 Option Awards

On June 18, Mr. Peterson received a grant of 50,000 options consistent with the terms of his employment agreement negotiated when he was hired in May of 2018. The exercise price of the June 18, 2019 option grant to Mr. Peterson, per the terms of his employment agreement is closing price of our common stock on the grant date and the vesting of such options to be the same as the vesting conditions attached to the options granted to our senior executive officers in December 2017. Per the terms of his employment agreement, Mr. Peterson will receive a final grant of 50,000 options on June 18, 2020. The exercise price of the June 18, 2020 option grant will be closing price of our common stock on the grant date and the vesting of such options to be the same as the vesting conditions attached to the options granted to our senior executive officers in December 2017. In considering the options to be granted to Mr. Peterson pursuant to his employment agreement, the Board and the Committee reviewed the equity grants and compensation packages generally given to similarly situated executive officers hired by us and that mix of compensation elements that the Board and the Committee believed was necessary to be competitive with the other professional opportunities then available to Mr. Peterson.

At the December 2018 meeting, the Committee considered the annual grant of options to each of our named executive officers. The Committee reaffirmed their belief that option grants with performance based vesting targets were a very effective way to align the interests of the executives with the interests of Shareholders. The Committee considered the options currently held by the executive officers, and their remaining terms and exercise prices. The Committee also considered the number of options granted generally to key employees (including executive officers) as a percentage of the outstanding Shares and compared to the number of options granted in prior years. The Committee also considered the increase in our stock price during 2019 and the increase in the Black Scholes value of an option from $13.04 per share for the 2018 grants to $13.94 per share for the 2019 grants. In 2019, the Committee approved the grant of approximately 2.4 million options to 491 of our employees compared to the approximately 2.2 million options granted during 2018 to 475 employees. During 2019, we repurchased in open market or private transactions 6,225,000 Shares under our stock repurchase program at a total cost of approximately $348.3 million, compared to 6,744,000 Shares repurchased in 2018 at a total cost of approximately $404.8 million. These share repurchase activities ameliorate the dilution which can result from grants and exercises under our equity compensation programs.

In December 2019, the Committee awarded Mr. West a grant of 20,000 options (compared to 25,000 options granted in December 2018), Mr. McGonigle a grant of 30,000 options (as compared to the 25,000 options granted in December 2018), Mr. Meyer a grant of 145,000 options (compared to the 45,000 options granted in December 2018), when determining Mr. Meyer's grant the Committee and the Board specifically considered the expanded role and additional responsibilities Mr. Meyer has had since November 2018, Mr. Hicke a grant of 40,000 options (compared to the 35,000 options granted in December 2018), and Mr. Peterson a grant of 20,000 options (the same number of options as was granted in December 2018). The number of 2019 options granted at the December 2019 meeting to our named executive officers was approximately 170% of the number granted to such officers in December 2018.

2019 Compensation Adjustments

At its December 2019 meeting, the Committee also considered adjustments to the base compensation and incentive compensation targets of each of our executive officers. The Committee periodically conducts a formal review of competitive compensation; the last such review was described in our Proxy Statement for the 2014 Annual Meeting of Shareholders. In interim years, the Committee generally considers the performance of the various executive officers and our Chief Executive Officer's assessment of such executive officer's performance in determining the appropriateness of adjustments in compensation. At its December 2019 meeting both the Committee and the Board decided to engage the Consultant to undertake a review of our peer group, compensation practices and the elements of our compensation packages, as well

as a bench mark review of our executive officer's compensation packages overall. Consequently, each of the Committee and the Board determined to defer any change in the base compensation and incentive compensation targets of our executive officers until a meeting in March of 2020. In March of 2020 the Committee and the Board met and determined that in light of the ambiguities to the world economy inherent in the COVID-19 outbreak, no change from the 2019 amounts would be made to the base compensation or incentive compensation target amounts of our executive officers. The Committee and the Board further determined to revisit the 2020 base compensation and incentive compensation targets of our executive officers later in the 2020 fiscal year if, in their judgment, the economic climate warranted such a review.

Stock Ownership Policy

During 2015, the Committee and the Board adopted a Stock Ownership Policy to be applicable to our directors and executive officers. Under this Policy, directors and executive officers are required to own our equity interests having a required value which is a multiple of their base compensation. The equity value may consist of the ownership of Shares of Common Stock or of vested and exercisable stock options (valued at the amount by which the market price of the underlying shares exceeds the exercise price of the option), provided that at least 50 percent of the required value is in the form of direct ownership of our Shares of Common Stock. The required value is equal to five times their annual cash retainer in the case of directors, six times his annual base salary in the case of the Chief Executive Officer and four times their annual base salary in the case of other executive officers. The Policy provides that the required value must have been achieved for existing directors and executive officers by March 2019, and for persons elected as directors or appointed as officers after the adoption of the Policy, not later than the fifth anniversary of such election or appointment. All of the directors and named executive officers are in compliance with this Policy.

Compensation Recoupment Policy

In early 2011, the Committee adopted a Compensation Recoupment Policy. This policy (also known as a "clawback" policy), permits the Board to recover certain cash incentive compensation or equity grants made to our executive officers and other members of our senior management committee if the person from whom the recoupment is sought engaged in fraud or intentional misconduct that caused the need to restate our financial statements and the result of the restatement would have been to reduce or delay the amount of the incentive compensation or the vesting of the equity grant. We believe that by providing us with the appropriate power to recover incentive compensation paid or equity grants made to an officer in this situation, we demonstrate our commitment to strong corporate governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Consultant

During 2019, the Committee reviewed its relationship with Semler Brossy and the terms of Semler Brossy's 2011 engagement. After reviewing potential alternative firms, the Committee continued its relationship with Semler Brossy to assist the Committee with its responsibilities related to our executive compensation programs. Semler Brossy provides no other services to us outside of its role as independent Committee advisor. During 2012 and continuing in 2013, as described in our Proxy Statement for our 2014 Annual Meeting, Semler Brossy conducted an assessment of senior management compensation, including development of a comparison group, and also provided advice concerning the executive compensation policies and practices in place in our industry as well as Compensation Committee best practices. During 2014 and 2015, Semler Brossy continued to provide advice to the Committee, particularly in connection with our adoption of the 2014 Omnibus Equity Compensation Plan and our Stock Ownership Policy, and revisions to the Directors Compensation Program (see "Director Compensation"). During 2019 the Committee received advice from Semler Brossy on general industry trends for executive compensation in the asset management and fintech sectors. Also during 2019, the Committee determined to engage Semler Brossy in 2020 to undertake a review of those companies with whom we compete for talent or that would otherwise be useful for benchmarking purposes in order to evaluate the relative amounts of base compensation and incentive compensation of our executive officers, as well as our policies regarding compensation and the elements of our employee and executive officer compensation packages throughout the Company.

Because of the policies and procedures Semler Brossy and the Committee have in place, the Committee is confident that the advice it receives from the executive compensation consultant is objective. These policies and procedures include the following provisions:

- The Committee has the sole authority to retain and terminate the executive compensation consultant;
- The Consultant has direct access to the Committee without management intervention;
- The Committee evaluates the quality and objectivity of the services provided by the Consultant each year and determines whether to continue to retain the Consultant; and
- The protocols for the engagement (described below) limit how the Consultant may interact with management.

While it is necessary for the Consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the Consultant's advice and recommendations can be shared with management. These protocols are included in the Consultant's engagement letter. The Committee also determines the appropriate forum for receiving Consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. This approach protects the Committee's ability to receive objective advice from the Consultant so that the Committee may make independent decisions about our executive compensation. The Consultant reports directly to the Committee and performs no other work for us. The Committee has retained Semler Brossy as its independent consultant since 2012. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

- The provision of other services to us by Semler Brossy;
- The amount of fees by us to Semler Brossy as a percentage of the firm's total revenue;
- Semler Brossy's policies and procedures that are designed to prevent conflicts of interest;
- Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with any of our executive officers;
- Any business or personal relationship of the individual compensation advisors with any member of the Committee; and
- Any of our stock owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as our compensation consultants has not created any conflict of interest.

Application of Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the tax deductibility of compensation paid to a public company's chief executive officer and other named executive officers (excluding the company's principal financial officer for tax years prior to 2018) to $1.0 million during any fiscal year.

Prior to 2018, this $1.0 million deduction limit did not apply to compensation that qualified as "performance-based." However, the Tax Cuts and Jobs Act eliminated the exemption for performance-based compensation for tax years beginning after 2017, except for providing transition relief for compensation paid pursuant to certain "grandfathered" arrangements in effect on November 2, 2017, and expanded the group of current and former executives covered by the $1.0 million deduction limit under Section 162(m). Nevertheless, the Committee remains committed to linking executive pay to performance and does not expect the changes to Section 162(m) to significantly alter the performance-driven design of our compensation programs going forward.

Potential Payments on Termination

Mr. Peterson, our General Counsel and one of our Executive Vice Presidents, entered into an employment agreement with us at the time he was hired in 2018 that provides for certain compensation and benefits that are in addition to those provided by us pursuant to those plans and arrangements available to our employees generally and those that are customarily (but not required to be) extended to those executive officers terminated without cause or in the event of their death or disability.

Mr. Peterson's employment agreement provides that if he is terminated without cause prior to June 18, 2023, then in addition to those benefits generally provided by us to our employees pursuant to those plans and arrangements available to our executive officers generally and those that are

customarily (but not required to be) extended to departing executive officers, Mr. Peterson will receive a lump sum cash severance payment equal to two times the sum of:

- the annual incentive compensation target, as approved by the Board, for the year in which his employment is terminated; and
- the annual salary payable to him in the year in which he is terminated.
- In addition to the foregoing cash severance payments, Mr. Peterson's employment agreement provides that in addition to the benefits customarily (but not required to be) extended to departing executive officers, the following will occur with respect to the 300,000 options granted, or to be granted, to him in connection with his hiring as provided for in his employment agreement (the "Signing Options"):
- the vesting of any of those Signing Options are not vested at the time his employment is terminated will be accelerated; and
- the exercise period for the Signing Options will be extended for a period of one year following the date of the termination of his employment.

Mr. Peterson's employment agreement also provides that in the event of his death or disability, in addition to the benefits customarily (but not required to be) extended in the event of an executive officer's death or disability, any of his then unvested Signing Options will vest as of the date of his death or disability.

Any options that may granted to Mr. Peterson that are not Signing Options are not subject to the accelerated vesting or extended exercise period provisions of Mr. Peterson's employment agreement and would be treated in the same manner as have those options held by other departing executive officers.

As a condition to his employment, Mr. Peterson executed the same non-competition, non-solicitation and non-interference covenants that all of our employees currently are required to execute at the time they are hired.

The following table illustrates our estimates of the potential value of the payments and benefits to which Mr. Peterson would be entitled to receive upon a termination of his employment without cause or upon his death or disability pursuant to his employment agreement that are in addition to those benefits customarily extended to departing executive officers, in either case as of December 31, 2019. The amounts that Mr. Peterson would receive in an actual termination can only be determined at the time the event occurs.

Benefits and Payments Upon Termination	Termination Without Cause	Death or Disability
Cash Severance-Salary (1)	$1,100,000	—
Cash Severance-Bonus (2)	$1,600,000	—
Stock Options-Accelerated (3)	$557,000	—

(1) The calculation is two times Mr. Peterson's base salary for 2019 and does not include the amount of any accrued but unpaid base salary or vacation through the date of termination that may be payable to Mr. Peterson at the time of termination.

(2) The calculation is two times Mr. Peterson's incentive compensation target for 2019, as approved by the Board.

(3) The aggregate value is based on the spread between the closing market price of Common Shares on December 31, 2019 ($65.48) and the exercise price of the Signing Options: (i) $65.98 for the 200,000 Signing Options granted on June 18, 2018, and (ii) $54.34 for the 50,000 Signing Options granted on June 18, 2019. For the purposes of the remaining tranche of 50,000 options to be granted to Mr. Peterson under his employment agreement on June 18, 2020, the calculation assumes that the exercise price will be the same price as the share price on the grant date and, therefore, the spread would be $0.

Pay Ratio

Annual total compensation of the median employee for 2019	$90,320
Annual total compensation of the CEO for 2019	$2,275,583
Ratio of annual total compensation of the median employee to the annual total compensation of CEO for 2019	25.2

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no

change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the 2019 pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2019 pay ratio disclosure. The median employee identified in 2017 remains employed in substantially the same role and at the same location.

We chose November 20, 2017 as the date for establishing the employee population used in identifying the median employee and used fiscal 2017 as the measurement period. We identified the median employee using a consistently applied compensation measure which includes annual base salary or wages, target annual performance-based cash bonuses, target commissions, and long-term equity awards based on their grant date fair values. Permanent employees who joined in 2017 and permanent employees who were on leave during 2017 were assumed to have worked for the entire year. All U.S. and non-U.S. employees employed as of December 31, 2017 were captured. No cost-of-living adjustments were made.

In order to determine the annual total compensation of the median employee for 2019, we compared the elements of compensation that we calculated in 2017 for our median employee with the employee's compensation for 2019. With respect to the annual total compensation of our Chief Executive Officer, we included the amount reported for Mr. West in the "Total" column for 2019 in the Summary Compensation Table included in this Proxy Statement. The annual total compensation of the median employee and the annual total compensation of the Chief Executive Officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Compensation Committee Report

Notwithstanding anything to the contrary, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 as amended (the "Exchange Act") except to the extent that we specifically incorporate this information by reference, and this information shall not be deemed filed under such Acts.

The members of the Committee consist of Carl A. Guarino (Chair) and Kathryn M. McCarthy, each of whom is an independent director as defined in the rules of The NASDAQ Stock Market, Inc. The Committee operates under a Charter approved by the Board which states that among the purposes of the Committee are to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in our annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Carl A. Guarino (Chair)
Kathryn M. McCarthy

Executive Compensation

Summary Compensation Table

The Summary Compensation Table set forth below summarizes total compensation paid or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for services rendered in all capacities for the last three years ended December 31, 2019.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Alfred P. West, Jr. *Chairman of the Board and Chief Executive Officer*	2019	750,000	279,300	1,210,000	36,283	2,275,583
	2018	650,000	319,375	1,100,000	35,723	2,105,098
	2017	600,000	341,600	1,050,000	35,353	2,026,953
Dennis J. McGonigle *Executive Vice President and Chief Financial Officer*	2019	600,000	418,950	840,000	31,737	1,890,687
	2018	550,000	319,375	850,000	31,096	1,750,471
	2017	475,000	427,000	750,000	30,633	1,682,633
Stephen G. Meyer *Executive Vice President >* Investment Managers	2019	700,000	2,024,925	1,200,000	30,657	3,955,582
	2018	600,000	574,875	1,075,500	30,016	2,280,391
	2017	525,000	427,000	1,040,000	29,553	2,021,553
Ryan P. Hicke (5) *Executive Vice President >* Technology	2019	600,000	558,600	840,000	29,955	2,104,405
	2018	500,000	447,125	700,000	29,314	1,676,439
	2017	—	—	—	—	—
Michael N. Peterson (5) *Executive Vice President >* Legal	2019	550,000	935,050	840,000	30,657	2,355,707
	2018	272,596	3,439,500	750,000	270,508(6)	4,732,604
	2017	—	—	—	—	—

(1) Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan ("CAP"), is included in the year in which such compensation is earned.

(2) Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3) Non-equity incentive compensation awards for services rendered during a year have been listed in the year earned, but were actually paid in the following fiscal year.

(4) Includes matching contributions to the CAP for the named individuals as well as supplemental life insurance premiums with respect to life insurance on the named individual and group insurance medical premiums.

(5) Neither Mr. Hicke nor Mr. Peterson was one of our three most highly compensated executive officers prior to 2018.

(6) Includes a one-time signing bonus of $250,000 paid to Mr. Peterson in connection with his joining us on June 18, 2018.

Grants of Plan-Based Awards Table

The following table discloses certain information concerning options granted during 2019 to each of our named executive officers. Other than these grants, none of the executive officers received any other equity or non-equity incentive plan awards providing for future payouts.

Name	Grant Date (1)	Number of Securities Underlying Options	Exercise or Base Price of Option ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Alfred P. West, Jr.	12/9/2019	20,000	64.43	279,300
Dennis J. McGonigle	12/9/2019	30,000	64.43	418,950
Stephen G. Meyer	12/9/2019	145,000	64.43	2,024,925
Ryan P. Hicke	12/9/2019	40,000	64.43	558,600
Michael N. Peterson	6/18/2019	50,000 (3)	54.34	655,750
Michael N. Peterson	12/9/2019	20,000	64.43	279,300

(1) All stock options granted to our named executive officers in 2019 were nonqualified options granted upon the approval of the Committee under our 2014 Omnibus Equity Compensation Plan, with an exercise price per Share equal to the fair market value of our Shares on the date of grant. Other than in the case of those stock options granted to Mr. Peterson on June 18, 2019, 50 percent of these options vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $4.60 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50 percent of these options vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $6.00 or more, but not earlier than the fourth anniversary of the date of grant, in each case based upon our audited financial statements and subject to certain adjustments relating to non-recurring transactions or the option expense we record under Accounting Standards Codification 718 (ASC 718). With respect to the 50,000 stock options granted to Mr. Peterson on June 18, 2019, in connection with his on-boarding and pursuant to the terms of his employment agreement, 50 percent will vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $4.25 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50 percent of these options vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $5.50 or more, but not earlier than the fourth anniversary of the date of grant, in each case based upon our audited financial statements and subject to certain adjustments relating to non-recurring transactions or the option expense we record under ASC 718.

(2) The Grant Date Fair Value of the Option Grants made on each of June 18, 2019 and December 9, 2019 was based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3) Mr. Peterson's employment agreement provides that in addition to the 50,000 stock options granted to him on June 18, 2019 reported in the table above, he will also be granted 50,000 options on June 18, 2020 at an exercise price per share equal to the closing share price of our stock on such date. The option grant will vest in two equal tranches, with 50 percent to vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $4.25 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50 percent of these options to vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $5.50 or more, but not earlier than the fourth anniversary of the date of grant, in each case based upon our audited financial statements and subject to certain adjustments relating to non-recurring transactions or the option expense we record under ASC 718.

Outstanding Equity Awards at Year-End

The following table reflects outstanding stock options held by our named executive officers as of December 31, 2019.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Alfred P. West, Jr.	50,000	—	23.86	12/14/2020
	50,000	—	15.77	12/13/2021
	50,000	—	22.45	12/11/2022
	45,000	—	33.76	12/10/2023
	17,500	17,500	40.64	12/9/2024
	30,000	—	53.34	12/8/2025
	35,000	—	49.63	12/13/2026
	—	20,000	71.12	12/12/2027
	—	25,000	48.47	12/11/2028
	—	20,000	64.43	12/9/2029
Dennis J. McGonigle	40,000	—	23.86	12/14/2020
	35,000	—	15.77	12/13/2021
	35,000	—	22.45	12/11/2022
	30,000	—	33.76	12/10/2023
	13,750	13,750	40.64	12/9/2024
	24,000	—	53.34	12/8/2025
	25,000	—	49.63	12/13/2026
	—	25,000	71.12	12/12/2027
	—	25,000	48.47	12/11/2028
	—	30,000	64.43	12/9/2029
Stephen G. Meyer	45,000	—	23.86	12/14/2020
	45,000	—	15.77	12/13/2021
	50,000	—	22.45	12/11/2022
	40,000	—	33.76	12/10/2023
	15,000	15,000	40.64	12/9/2024
	24,000	—	53.34	12/8/2025
	75,000	—	49.63	12/13/2026
	—	25,000	71.12	12/12/2027
	—	45,000	48.47	12/11/2028
	—	145,000	64.43	12/9/2029
Ryan P. Hicke	25,000	—	23.86	12/14/2020
	25,000	—	15.77	12/13/2021
	7,500	—	22.45	12/11/2022
	12,500	—	28.30	4/16/2023
	25,000	—	33.76	12/10/2023
	10,000	10,000	40.64	12/9/2024
	24,000	—	53.34	12/8/2025
	35,000	—	49.63	12/10/2026
	—	25,000	71.12	12/12/2027
	—	35,000	48.47	12/11/2028
	—	40,000	64.43	12/9/2029
Michael N. Peterson	—	200,000	65.98	6/18/2028
	—	20,000	48.47	12/11/2028
	—	50,000	54.34	6/18/2029
	—	20,000	64.43	12/9/2029

(1) The following tables set forth opposite the relevant option expiration date, the vesting thresholds for all options which are currently unexercisable:

Option Expiration Date	50% Exercisable When Our Reported EPS Plus ASC 718 Expense Exceeds	100% Exercisable When Our Reported EPS Plus ASC 718 Expense Exceeds
12/9/2024	Vested	$3.70

Option Expiration Date	50% Exercisable When our Reported Pre-Tax EPS Plus ASC 718 Expense Exceeds	100% Exercisable When our Reported Pre-Tax EPS Plus ASC 718 Expense Exceeds
12/12/2027	$4.25	$5.50
12/11/2028	$4.50	$6.00
12/9/2029	$4.60	$6.00

Option Exercises Table

The following table presents information regarding the exercise of stock options by our named executive officers during 2019. None of our named executive officers hold restricted stock awards.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Alfred P. West, Jr.	75,000	3,370,500
Dennis J. McGonigle	60,000	2,557,272
Stephen G. Meyer	45,000	2,066,525
Ryan P. Hicke	14,500	509,203
Michael N. Peterson	—	—

Director Compensation

During 2019, each director who was not an employee received an annual retainer of $70,000. The annual chair fee for the Audit, Compensation, Legal Regulatory and Oversight and Nominating Committees was $20,000, $15,000, $15,000 and $5,000, respectively, and the annual retainer fee for the Audit Committee was $10,000, for each of the Compensation and Legal Regulatory and Oversight Committees was $7,500, and for the Nominating Committee was $5,000. The annual retainer for the Lead Independent Director was $15,000.

Each non-employee director also receives an annual grant of 10,000 options to purchase Shares. Thus, on December 9, 2019, our non-employee directors, Messrs. Doran, Guarino, Romeo and Mss. Blumenstein and McCarthy, each were granted options under our 2014 Omnibus Equity Compensation Plan to purchase 10,000 Shares at an exercise price of $64.43, all of which options remained outstanding at December 31, 2019. These options have a ten-year term, with 50 percent of these options to vest on December 31 of the year in which we attain adjusted pre-tax earnings per share of $4.60 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50 percent of these options to vest on December 31 of the year in which we attain adjusted pre-tax earnings per share of $6.00 or more, but not earlier than the fourth anniversary of the date of grant (in each case based upon our audited financial statements and subject to certain adjustments relating to the option expense we recorded under ASC 718 and to adjustment for certain extraordinary events).

The following table summarizes the compensation paid to our directors for 2019:

Name (a)	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Sarah W. Blumenstein	82,500	139,650	—	222,150
William M. Doran	92,500	139,650	348,004 (2)	580,154
Carl A. Guarino	112,500	139,650	—	252,150
Kathryn M. McCarthy	107,500	139,650	—	247,150
Carmen V. Romeo	112,500	139,650	—	252,150

(1) Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2) During 2019, Mr. Doran received trustee fees of $178,000 for serving as a trustee of approximately ten mutual funds or trusts, each of which we either administered or sponsored. During 2019, Mr. Doran served as a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. and received $14,166 per month pursuant to a consulting agreement with us.

Review, Approval, or Ratification of Transactions with Related Persons

Our Board believes that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Code of Conduct thus contains a provision regarding transactions with related persons that requires that our Audit Committee review and approve, before it is consummated, any "related person" transaction as defined in Item 404(a) of Regulation S-K to which a director or executive officer is, directly or indirectly, a party. A related person transaction is any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. No related person transaction will be executed without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

Since January 1, 2019, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K and none is proposed.

Audit Committee Report

Notwithstanding anything to the contrary, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporates this information by reference, and this information shall not be deemed filed under such Acts.

The Audit Committee of our Board currently is composed of three independent directors and operates under a written charter adopted by our Board that complies with the rules adopted by The NASDAQ Stock Market, Inc. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of the current Audit Committee Charter may be viewed on our website at seic.com under "Investor Relations > Corporate Governance." The members of the Audit Committee are Mr. Romeo (Chair), Mr. Guarino, and Ms. McCarthy. The role of the Audit Committee is to assist our Board in its oversight of the quality and integrity of our financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of our independent auditors. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Committee met five times in 2019 and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters that registered independent public accounting firms must communicate to audit committees under Public Company Accounting Oversight Board rules.

Our independent auditors also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board's independence rules, and the Audit Committee discussed with the independent auditing firm that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

Audit Committee:

Carmen V. Romeo (Chair)
Carl A. Guarino
Kathryn M. McCarthy

(Proposal No. 2)
Advisory Vote on Executive Compensation

Our compensation philosophy is designed to align each executive's compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Shareholders are encouraged to read the Compensation Discussion and Analysis ("CD&A") and other sections of this proxy statement regarding our compensation practices for named executive officers, which include discussions of the following:

- Members of the Compensation Committee of our Board are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program designs, practices and amounts awarded to our executive officers.
- The Compensation Committee engaged and received advice from a third-party compensation consultant concerning the compensation of our Chief Executive Officer. It selected a peer group of companies, taking into account the compensation consultant's recommendations, to compare to our Chief Executive Officer's compensation.
- We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices include:
  - We have a cash incentive compensation repayment ("clawback") policy;
  - We have a stock ownership policy requiring executives to maintain a minimum value of ownership of our equity in accordance with the plan;
  - We employ our named executive officers "at will" without severance agreements or employment contracts;
  - We have a long-standing insider trading policy which, among other things, prevents executive officers from buying or selling put or call options or futures on our Shares;
  - Our performance-based incentive programs include a balance of different measures for short-term and long-term programs; and
  - Our executive officers' compensation amounts are aligned with our financial performance and the overall implementation of our business strategies.

The Compensation Committee and the Board believe that these policies, procedures and amounts are effective in implementing our compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as "Say-on-Pay," gives you as a Shareholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:

"Resolved, that the holders of Shares of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure."

Required Vote and Board Recommendation

Because your vote is advisory, it will not be binding upon us, the Board or the Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board believes that the compensation of our executive officers, as described in the CD&A and the tabular disclosures under the heading "Executive Compensation" is appropriate for the reasons stated above. **Therefore, the Board unanimously recommends a vote FOR approval of the compensation for our named executive officers.**

(Proposal No. 3)
Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of our Board has selected KPMG LLP ("KPMG"), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020, the Audit Committee and the Board seek to have the Shareholders ratify such an appointment of KPMG by the Audit Committee. We note, however, that, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority with respect to the selection of our independent registered public accountants. Accordingly, if Shareholders do not ratify the appointment of KPMG, our Audit Committee will take that into account in considering whether to continue to retain KPMG. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accounting Fees and Services

The following is a summary of the fees KPMG billed to us for professional services rendered for the fiscal years ended December 31, 2019 and December 31, 2018, respectively:

Fee Category	2019	2018
Audit Fees (1)	$1,892,525	$4,036,600
Audit-related Fees (2)	1,184,105	1,073,915
Tax Fees (3)	42,760	67,640
All Other Fees	7,000	3,730
	$3,126,390	$5,181,885

(1) Audit fees for the years ended December 31, 2019 and 2018, respectively, were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and other statutory and subsidiary audits. Audit fees for the year ended December 31, 2019 and 2018 also include fees billed by KPMG for audits of our various Collective Trust Funds. These fees were paid by the various funds.

(2) Audit-related fees for the year ended December 31, 2019 and 2018, respectively, were for attestation services, internal control reviews and other audit-related services.

(3) Tax fees for the years ended December 31, 2019 and 2018, respectively, were for tax compliance, including the review or preparation of foreign tax returns, and general tax planning services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of the retention of the independent auditors for the performance of all audits and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at our 2020 Annual Meeting by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board unanimously recommends that Shareholders vote FOR approval of this proposal.

(Proposal No. 4) Approval of the SEI Investments Company Employee Stock Purchase Plan as Amended and Restated

Overview

We are asking our shareholders to approve the SEI Investments Company Employee Stock Purchase Plan, as amended and restated effective as of April 21, 2020. For purposes of this proposal, we refer to the plan as currently in effect as the "2008 Stock Purchase Plan" and the plan as amended and restated as the "Amended Stock Purchase Plan."

On February 9, 1981, our Board and shareholders adopted the original employee stock purchase plan which we refer to herein as the 2008 Stock Purchase Plan. On October 15, 1997, our Board approved an amendment and restatement of the original employee stock purchase plan, subject to shareholder approval which was subsequently obtained on May 21, 1998. More recently, our Board amended and restated the 2008 Stock Purchase Plan on May 20, 2008 to make certain clarifying design changes.

On April 21, 2020, our Board, upon the recommendation of our Compensation Committee, approved and adopted the Amended Stock Purchase Plan, subject to the approval of our shareholders. Shareholder approval of the Amended Stock Purchase Plan is being sought so that the Amended Stock Purchase Plan will qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Approval of this proposal will allow us to continue to provide an incentive to attract, motivate and retain our eligible employees and the eligible employees of our participating subsidiaries (whether now existing or subsequently established) by providing them with the opportunity to purchase shares at periodic intervals through their accumulated periodic payroll deductions or contributions under the Amended Stock Purchase Plan. We believe that providing our employees with a convenient method to invest in our common stock will increase the equity stake of our employees and will benefit our shareholders by aligning more closely the interests of participating employees with those of our shareholders. The Amended Stock Purchase Plan is an important component of the overall benefits we offer our employees.

The material differences between the 2008 Stock Purchase Plan and the Amended Stock Purchase Plan are as follows:

- *Aggregate Share Limit.* The maximum aggregate number of shares of the Company's common

stock reserved for issuance under the Amended Stock Purchase Plan will be limited to 15,651,604. As of April 21, 2020, 3,491,849 shares remained available for issuance under the Amended Stock Purchase Plan.

- *Definition of Compensation.* The definition of compensation is revised to align with regular base salary and any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period, less standard deductions for salary deferrals or employee benefit plan contributions compared to Form W-2 compensation under the 2008 Stock Purchase Plan.
- *Eligibility.* The definition of eligible employee was modified to permit changes for local laws and give the Compensation Committee the authority to waive one or both of the 20 hour and 5 months service requirements for eligibility under the 2008 Stock Purchase Plan.
- *Amendment Provisions.* The Amended Stock Purchase Plan amends the shareholder approval provisions to bring them into conformity with applicable laws and regulations.
- *Plan Term.* Consistent with the amendment of the 2008 Stock Purchase Plan by our Board in 2008, the Amended Stock Purchase Plan will terminate upon issuance of all the available shares unless earlier terminated by our Board.
- *Other Changes.* Make such other technical revisions as appropriate to bring the Amended Stock Purchase Plan into compliance with best practices and laws and regulations and facilitate plan administration.

The provisions of the Amended Stock Purchase Plan are intended to satisfy the requirements of Section 423 of the Code. Favorable tax treatment is available for United States tax residents participating in a plan that qualifies under Section 423 of the Code. See "Federal Income Tax Considerations" below. The Amended Stock Purchase Plan also authorizes us to establish one or more offerings under the Amended Stock Purchase Plan that are intended to comply with the tax, securities and other compliance requirements of, and obtain tax and other objectives in, the foreign jurisdictions in which those offerings are conducted.

Provisions

The following is a summary of the terms of the Amended Stock Purchase Plan. This summary is qualified in its entirety by the actual text of the Amended Stock Purchase Plan. A copy of the Amended Stock Purchase Plan is being filed with the SEC as an appendix to this proxy statement and can be obtained from us upon request. If the Amended Stock Purchase Plan is approved by our shareholders, it will become immediately effective. If the Amended Stock Purchase Plan is not approved by our shareholders, the 2008 Stock Purchase Plan will continue as currently in effect.

Share Reserve

Subject to adjustments in certain circumstances described below, the Amended Stock Purchase Plan makes available for purchase by eligible employees a total of 3,440,245 shares of our common stock for purchase periods beginning on or after April 21, 2020. This aggregate share limit represents only 2% of the number of shares of our common stock outstanding as of April 21, 2020.

Administration

The Amended Stock Purchase Plan will be administered by the Compensation Committee, which will have full authority and power to administer the Amended Stock Purchase Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Amended Stock Purchase Plan. Under the Amended Stock Purchase Plan, the Compensation Committee may delegate its ministerial duties to one or more subcommittees, officers, a third party administrator or such other of our departments, as it deems appropriate.

Adjustments

The aggregate number of shares of stock reserved for purchase under the Amended Stock Purchase Plan and the calculation of the purchase price per share will be equitably adjusted by the Compensation Committee in any manner in which the Compensation Committee deems appropriate to reflect any change in, reclassification of, subdivision of, combination of, split-up, or spin off with respect to, stock dividend on, including extraordinary dividend on, exchange of, extraordinary or unusual event affecting, or other increase or decrease in the number of our issued shares of stock.

Eligibility

All of our employees and those of our subsidiaries (whether now existing or subsequently established or acquired) may be eligible to participate in the Amended Stock Purchase Plan. Currently, all our employees and those of our subsidiaries

are eligible to participate if their customary employment, unless otherwise mandated by local law, is for more than 20 hours per week and for more than 5 months per year; however, the Compensation Committee may, prior to the start of an applicable purchase period, waive one or both of the 20 hour and 5 month service requirements.

An employee who owns 5% or more of the total combined voting power or value of all classes of our stock or our subsidiaries will not be eligible to participate in the Amended Stock Purchase Plan. As of April 21, 2020, approximately 3,795 people were eligible to participate in the Amended Stock Purchase Plan.

Purchase Periods

Shares of our common stock will be offered for purchase under the Amended Stock Purchase Plan through a series of successive purchase periods which will have a one month duration. The Compensation Committee may make modifications to the duration of the purchase periods as deemed appropriate. On the first day of each purchase period, each participant will be granted a purchase right to acquire shares of our common stock on the last day of the purchase period, subject to certain limitations described below.

Participation

Any eligible employee may elect to be a participant and may become a participant in a purchase period by completing the enrollment procedures prescribed by the Compensation Committee. Pursuant to an eligible employee's election, shares of our common stock are purchased on the last day of the applicable purchase period through payroll deductions at a stated dollar amount or percentage of compensation elected by the eligible employee that is not less than $25 or such other amount as determined by the Compensation Committee. Payroll deductions will begin on the first day in the purchase period administratively feasible following the participant's enrollment. The Amended Stock Purchase Plan also permits participants to make either lump sum cash payments or payments by check of not less than $25 per purchase period, in addition to or in lieu of their payroll deductions, to purchase shares under the Amended Stock Purchase Plan.

Compensation is defined as a participant's regular base salary and any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments during such participant's period of participation in one or more purchase periods under the Amended Stock Purchase Plan. Compensation is calculated before deduction of:

- any income or employment tax or other withholdings; or
- any contributions made by the participant to any Internal Revenue Code Section 401(k) salary deferral plan or Internal Revenue Code Section 125 cafeteria benefit program now or that we or any of our subsidiaries may hereafter establish.

Compensation does not include any contributions made by us or any of our subsidiaries on a participant's behalf to any employee benefit or welfare plan (other than Internal Revenue Code Section 401(k) or Internal Revenue Code Section 125 contributions deducted from such compensation). The Compensation Committee may make modifications to the definition of compensation for one or more offerings as deemed appropriate.

Purchase Price

The purchase price per share of stock sold to participants pursuant to any offering shall be 85% of the market value of such shares (or fractional shares) on the last day of the purchase period. The closing price of our common stock on April 21, 2020 was $48.13 per share.

Cessation of Participation

A participant may voluntarily withdraw from the Amended Stock Purchase Plan by filing a notice of withdrawal with the Compensation Committee in accordance with the procedures prescribed by the Compensation Committee. As soon as practicable after such withdrawal, there shall be paid to the participant the amount, if any, credited to participant's stock purchase account after purchase of shares of stock on the last day of the purchase period prior to such withdrawal.

Automatic Withdrawal and Reset

If participant's continuous service terminates for any reason, or if a participant ceases to be an eligible employee, the entire amount of the employee's payroll deductions and lump sum payments made under the Amended Stock Purchase Plan up to the date of his or her termination of employment or cessation of eligibility will be used to purchase whole shares (and fractional shares) of stock under the Amended Stock Purchase Plan as of the next succeeding purchase date, and any balance, if any, thereafter remaining shall be refunded to participant.

Maximum Number of Purchasable Shares

The maximum number of shares that a participant may purchase during a purchase period is the lesser of (i) the number of whole shares (and fractional shares) of our common stock that can be purchased by applying the full balance of participant's stock purchase account (with such balance determined as of the close of business on the last day of the applicable purchase period) to such purchase of shares at the purchase price or (ii) the participant's proportionate part of the maximum number of shares of stock available within the limitation established by the maximum aggregate number of shares reserved under the Amended Stock Purchase Plan.

In addition, no participant may purchase more than the maximum allowed under Section 423(b)(8) of the Internal Revenue Code, which is $25,000 of our common stock during any calendar year under the Amended Stock Purchase Plan, measured as of the last day of each purchase period in any calendar year.

Effect of Certain Transactions

Subject to any required action by our shareholders, if we will be the surviving or resulting corporation in any merger or consolidation, any offering under the Amended Stock Purchase Plan will pertain to and apply to the shares of our stock. However, in the event we are dissolved or liquidated, or merged or consolidated in a transaction in which we are not the surviving or resulting corporation, the Amended Stock Purchase Plan, including any current offering, will terminate upon the effective date of such dissolution, liquidation, merger, or consolidation, and the balance then standing to the credit of each participant under the Amended Stock Purchase Plan shall be returned to the participant.

Transferability

The right to purchase shares of our common stock under the Amended Stock Purchase Plan is personal to the participant, is exercisable generally only by the participant during participant's lifetime and may not be assigned or otherwise transferred by the participant.

Use of Funds

The purchase price for all shares of stock purchased by any participant under the Amended Stock Purchase Plan will be paid out of the participant's stock purchase account. As of the last day of each purchase period, the participant's stock purchase account will be charged with the aggregate purchase price of the shares of stock purchased by such participation on the last day of the purchase period. The remaining balance credited to participant's stock purchase account, if any, shall remain credited to such stock purchase account for the next succeeding offering under the Amended Stock Purchase Plan. No interest will be paid or payable with respect to any amount held in the participant's stock purchase account except to the extent required by local law.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by participant's purchase rights until the shares are actually purchased on the participant's behalf and the participant has become a holder of record of the purchased shares.

Amendment and Termination

Our Board may, at any time and from time to time, amend the Amended Stock Purchase Plan in any respect, except that no amendment may, without the approval of the shareholders:

- increase the number of shares reserved for purposes of the Amended Stock Purchase Plan; or
- change the class of corporations whose employees may be eligible to participate in the Amended Stock Purchase Plan.

The Amended Stock Purchase Plan will continue in effect through the date when all of the shares of stock reserved for issuance under the Amended Stock Purchase Plan have been issued, unless terminated prior thereto pursuant to the provisions of this Amended Stock Purchase Plan or pursuant to action by our Board, which shall have the right to terminate the Amended Stock Purchase Plan at any time without prior notice to any participant. Upon the expiration or termination of the Amended Stock Purchase Plan, the balance, if any, then credited to each participant in such participant's stock purchase account shall be refunded to the participant.

New Plan Benefits

The table below shows, as to each of our executive officers and the various indicated individuals and groups, the number of shares of our common stock purchased under the 2008 Stock Purchase Plan between January 1, 2019 and December 31, 2019, the most recent completed fiscal year.

Name of Individual or Identity of Group	Weighted Average Purchase Price Per Share ($)	Number of Purchased Shares (#)
Named Executive Officers:		
Alfred P. West, Jr.	—	—
Dennis J. McGonigle	47.84	438
Stephen G. Meyer	46.65	462
Ryan P. Hicke	44.88	485
Michael N. Peterson	—	—
All executive officers as a group (12 persons)	46.01	3,689
All non-executive directors as a group (5 persons)	—	—
All employees, excluding executive officers, as a group (1,300 persons)	47.21	84,969
Total	47.16	88,658

Directors who are not employees do not qualify as eligible employees and thus cannot participate in the Amended Stock Purchase Plan. Future purchase prices are not determinable because they will be based upon the closing price of our common stock as determined on the last day of the purchase period. No shares of our common stock have been issued with respect to the first purchase period under the Amended Stock Purchase Plan for which shareholder approval is being sought under this proposal.

Summary Federal Income Tax Considerations

The following is a brief description of the United States federal income tax consequences generally arising with respect to stock that may be purchased pursuant to options granted under the Amended Stock Purchase Plan. The Amended Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. This description of the federal income tax consequences of the Amended Stock Purchase Plan is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences. All affected individuals should consult their own advisors regarding their own situation. This discussion is intended for the information of the shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who will participate in the Amended Stock Purchase Plan.

Under the Code as currently in effect, a participant will not be deemed to have recognized income, nor will we be entitled to a deduction, upon the participant's purchase of our common stock under the Amended Stock Purchase Plan. Instead, a participant will recognize income when he or she sells or otherwise disposes of our common stock or upon his or her death.

If a participant sells our common stock purchased under the Amended Stock Purchase Plan less than two years from the date of grant and one year after the date of purchase (the holding period), the participant generally will be taxed at ordinary income tax rates to the extent that the value of our common stock on the purchase date exceeded the purchase price. We will be entitled to a corresponding deduction. The participant will have additional capital gain or loss equal to the difference between the proceeds of the sale and the participant's basis in stock sold. The participant's basis in the stock sold is equal to the price paid for the stock plus the amount of any ordinary income recognized on the sale. The capital gain rate will depend on the length of time the participant held the stock.

If a participant sells our common stock after the holding period, the participant will be taxed at ordinary income tax rates on 15% of the value of our common stock on the date of grant (on the last day of the purchase period), or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in stock sold. The participant's basis in the stock sold is equal to the price paid for the stock plus the amount of any ordinary income recognized on the sale. The capital gain rate will depend on the length of time the participant held the stock. We will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

The estate of a participant who dies while holding our common stock purchased under the Amended Stock Purchase Plan will recognize ordinary income in the year of the participant's death in an amount equal to the excess of the value of our common stock on the date on which the option was granted over the purchase price, or, if less, the amount by which the fair market value of our common stock on the date of death exceeds the purchase price.

Summary of Foreign Taxation

The income tax consequences to participants in the Purchase Plan who are resident outside the United States will vary by country. Generally, those participants will be subject to taxation at the time the shares are purchased.

Securities Previously Authorized for Issuance Under the Plan

The following table provides information regarding the aggregate number of securities to be issued under all of our equity compensation plans upon exercise of outstanding options, warrants, and other rights and their weighted-average exercise price as of December 31, 2019. Material features of each of the plans reflected in the table are described below.

Name of Individual or Identity of Group	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted –average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,705,545	47.43	19,639,131
Equity compensation plans not approved by security holders	—	—	—
Total	15,705,545	47.43	19,639,131

Required Vote and Board Recommendation

Our Board unanimously recommends shareholders vote FOR approval of the SEI Investments Company Employee Stock Purchase Plan as amended and restated. Signed proxies will be voted FOR approval unless a shareholder gives other instructions on the proxy card.

Other Matters

As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2020 Annual Meeting. However, if any further business should properly come before our 2020 Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

Cost Savings Initiatives

Electronic Access to Proxy Materials and Annual Reports. Shareholders with Shares registered in their name on the records of Broadridge may sign up to receive electronic access to the proxy materials and annual reports rather than receiving mailed copies. This option will be presented to Shareholders via the Internet immediately following voting. These Shareholders will receive e-mail notification when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on one of our websites. Enrollment for electronic access will be effective for a future annual meeting if received two weeks prior to the record date for that meeting, and remains in effect for subsequent years, unless cancelled two weeks prior to the record date for any subsequent annual meeting.

Beneficial Shareholders also may be able to request electronic access to proxy materials by contacting the broker, bank or nominee.

Reduce Duplicate Mailings. Eligible beneficial Shareholders of record who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank or nominee that provided the notification received contrary instructions from any beneficial Shareholder at that address. This practice, known as "householding," is designed to reduce printing and mailing costs. If a beneficial Shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the Shareholder may contact their respective bank, broker or nominee to request that the householding service not be applied to their Shares.

Registered Shareholders and Shareholders of record through our 401(K) Plan will have the opportunity this year to also receive householding services. You can confirm your consent to receiving this cost-saving service by checking the box in the enclosed proxy card. If no response is received, an implied consent to receive householding automatically goes into effect 60 days after the date of the Annual Meeting. Once the consent is granted, should you choose to discontinue receiving householding services, you may contact **Broadridge Investor Communication Services** by telephone at: **1-800-542-1061** or by written letter at the following address: **Householding Department, 51 Mercedes Way, Edgewood, NY 11717.**

Electronic Access to Information about us. We publish our earnings releases on our website and make available to our shareholders the opportunity to listen to our quarterly earnings calls. Shareholders are able to review these earnings releases and to participate in the calls by visiting our website at seic.com. Our website is not part of this

Proxy Statement or any of our other filings made with the Securities and Exchange Commission; references to our website address in this Proxy Statement are intended to be inactive textual references only.

Solicitation of Proxies

The accompanying proxy card is solicited on behalf of our Board. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

Proposals of Shareholders

Proposals that Shareholders wish to have considered for possible inclusion in our Proxy Statement for the 2021 Annual Meeting must be received by our Secretary at our principal offices (One Freedom Valley Drive, Oaks, PA 19456-1100) no later than August 20, 2020. If you wish to submit a proposal or to nominate a candidate for election as director at the 2021 Annual Meeting (but not seek inclusion of the proposal or nomination in our Proxy Statement), we must receive your proposal or nomination, in accordance with our Bylaws, on or before March 5, 2021, but not before February 3, 2021.

Additional Information

We will provide without charge to any person from whom a proxy is solicited by our Board, upon the written request of such person, a copy of our 2019 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such requests should be directed to Michael Peterson, General Counsel, at our principal offices at **1 Freedom Valley Drive, Oaks, PA 19456-1100,** telephone number **(610) 676-1000.**

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1 Freedom Valley Drive

Oaks, PA 19456-1100

610-676-1000

seic.com

2000030.01 (4/20)

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SEI INVESTMENTS COMPANY
1 Freedom Valley Drive
P.O. BOX 1099
Oaks, PA 19456-1100

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2020 for shares held directly and by 11:59 P.M. ET on 05/27/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/02/2020 for shares held directly and by 11:59 P.M. ET on 05/27/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. Sarah W. Blumenstein	☐	☐	☐
1b. Kathryn M. McCarthy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of named executive officers.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2020.	☐	☐	☐
4. Approval of the SEI Investments Company Employee Stock Purchase Plan as Amended and Restated.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000464701_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

SEI INVESTMENTS COMPANY

This proxy is solicited on behalf of our Board of Directors.

The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints Michael N. Peterson and Ruth A. Montgomery, the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on March 27, 2020, at the Annual Meeting of Shareholders to be held on June 3, 2020, and at any adjournments thereof. The proxies named herein are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000464701_2 R1.0.1.18